Exhibit 10.1

INTEGRATED SILICON SOLUTION, INC.

STAND-ALONE STOCK OPTION AGREEMENT

I.	NOTICE OF STOCK OPTION GRANT

Optionee: Scott D. Howarth

Address: 2231 Lawson Lane, Santa Clara, CA 95054

You have been granted a Nonstatutory Stock Option to purchase Common Stock, subject to the terms and conditions of this Agreement, as follows:

Date of Grant	February 21, 2006

Vesting Commencement Date	February 21, 2006

Exercise Price per Share	$6.33

Total Number of Shares Granted	100,000

Total Exercise Price	$633,000

Expiration Date:	February 21, 2013

Vesting Schedule:

The Option will vest and may be exercised, in whole or in part, in accordance with the following schedule:

Twelve thousand five hundred (12,500) of the Shares subject to the Option shall vest six (6) months after the Vesting Commencement Date, and 1/48th of the Shares subject to the Option shall vest each month thereafter on the same day of the month as the Vesting Commencement Date, subject to Optionee continuing to be a Service Provider through such dates.

Termination Period

The Option may be exercised for three (3) months after Optionee ceases to be a Service Provider in accordance with Section 8 of this Agreement, unless such termination is due to Optionee’s death or Disability, in which case this Option shall be exercisable for one (1) year after Optionee ceases to be Service Provider in accordance with Sections 9 and 10 of this Agreement. Notwithstanding the foregoing sentence, in no event may this Option be exercised after the Term/Expiration Date as provided above and may be subject to earlier termination as provided in Section 11(c) of this Agreement.

II.	AGREEMENT

1. Definitions. As used herein, the following definitions will apply:

(a) “Agreement” means this Stand-Alone Stock Option Agreement between the Company and Optionee evidencing the terms and conditions of the Option.

(b) “Applicable Laws” means the requirements relating to the administration of stock options under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction that may apply to the Option.

(c) “Board” means the Board of Directors of the Company or any committee of the Board that has been designated by the Board to administer this Agreement.

(d) “Code” means the Internal Revenue Code of 1986, as amended.

(e) “Common Stock” means the common stock of the Company.

(f) “Company” means Integrated Silicon Solution, Inc., a Delaware corporation.

(g) “Director” means a member of the Board.

(h) “Disability” or “Disabled” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(i) “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Optionee shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(j) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(k) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(1) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable;

(2) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; or

(3) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

(l) “Nonstatutory Stock Option” means any Option that by its terms does not qualify or is not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(m) “Notice of Grant” means the written notice, in Part I of this Agreement, evidencing certain terms and conditions of the Option. The Notice of Grant is part of the Agreement.

(n) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(o) “Option” means this option to purchase shares of Common Stock granted pursuant to this Agreement.

(p) “Optioned Stock” means the Common Stock subject to an Option.

(q) “Optionee” means Scott D. Howarth.

(r) “Parent” means a “parent corporation”, whether now or hereafter existing, as defined in Section 424(e) of the Code.

(s) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Agreement.

(t) “Share” means a share of the Common Stock, as adjusted in accordance with Section 11 of this Agreement.

(u) “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

2. Grant of Option. The Board hereby grants to Optionee the Option to purchase the number of Shares, as set forth in the Notice of Grant, at the exercise price per Share set forth in the Notice of Grant (the “Exercise Price”), subject to the terms and conditions of this Agreement.

3. Exercise of Option.

(a) Right to Exercise. The Option is exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and the applicable provisions of this Agreement. Vesting of the Option will be suspended during any unpaid leave of absence, unless the Board provides otherwise or continued vesting during such leave of absence is required by Applicable Law.

(b) Method of Exercise. The Option is exercisable by delivery of an exercise notice, in the form attached as Exhibit A (the “Exercise Notice”) or in such other form and manner as determined by the Board, which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company. The Exercise Notice shall be completed by Optionee and delivered to the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares, together with any applicable tax withholding. The Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price, together with any applicable tax withholding.

(c) Legal Compliance. No Shares shall be issued pursuant to the exercise of the Option unless such issuance and exercise complies with Applicable Laws. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to Optionee on the date the Option is exercised with respect to such Exercised Shares.

(d) Buyout Provisions. The Board may at any time offer to buy out for a payment in cash or Shares this Option on such terms and conditions as the Board shall establish and communicate to Optionee at the time that such offer is made.

4. Method of Payment. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of Optionee:

(a) cash;

(b) check;

(c) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Agreement; or

(d) any combination of the foregoing methods of payment.

5. Non-Transferability of Option. The Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by Optionee. The terms of this Agreement will be binding upon the executors, administrators, heirs, successors and assigns of Optionee.

6. Rights as a Stockholder. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares subject to the Option, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 11 below.

7. Term of Option. Subject to Sections 8, 9, and 10, the Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the terms of this Agreement.

8. Termination of Relationship as Service Provider. If Optionee ceases to be a Service Provider, other than upon Optionee’s death or Disability, the Option shall remain exercisable for three (3) months following Optionee’s termination (but in no event later than the Option’s Expiration Date or as provided in Section 11(c)). In that event, the Option will be exercisable only to the extent that the Option was unexercised and vested on the date of termination. Unless the Board provides otherwise, if on the date of termination the Optionee is not vested as to his or her entire Option, the unvested portion of the Option will terminate and Optionee will have no further rights to acquire the Shares subject thereto. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option will terminate and Optionee will have no further rights to acquire the Shares subject thereto.

9. Disability of Optionee. If Optionee ceases to be a Service Provider as a result of Optionee’s Disability, the Option may be exercised for a period of twelve (12) months after the date of such termination (but in no event later than the expiration date of the Option as set forth in the Notice of Grant or as provided in Section 11(c)) to the extent that the Option is vested on the date of such termination. Unless the Board provides otherwise, if on the date of termination the Optionee is not vested as to his or her entire Option, the unvested portion of the Option will terminate and Optionee will have no further rights to acquire the Shares subject thereto. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option will terminate and Optionee will have no further rights to acquire the Shares subject thereto.

10. Death of Optionee. If Optionee dies while a Service Provider, the Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the expiration date of the Option as set forth in the Notice of Grant or as provided in Section 11(c)), by Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that Optionee was entitled to exercise the Option at the date of death. If on the date of death the Optionee is not vested as to his or her entire Option, the unvested portion of the Option will terminate and Optionee’s estate or the person who acquired the right to exercise the Option by bequest or inheritance will have no further rights to acquire the Shares subject thereto. If, after death, Optionee’s estate or a person who acquired the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate.

11. Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

(a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of Shares covered by the Option, as well as the price per Share covered by the Option, may be adjusted by the Board (in its sole discretion) in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Option, as the result of any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company or any other change in the corporate structure of the Company affecting the Shares (including, without limitation, a spin-off); provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the

Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to the Option.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Board shall notify Optionee as soon as practicable prior to the effective date of such proposed transaction. The Board in its discretion may provide for Optionee to have the right to exercise his Option until ten (10) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable. In addition, the Board may provide that any Company repurchase option applicable to any Shares purchased upon exercise of the Option shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, the Option will terminate immediately prior to the consummation of such proposed action.

(c) Merger or Asset Sale. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, the Option shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option, Optionee shall fully vest in and have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable. If the Option is not assumed or substituted for in the event of a merger or sale of assets, the Board shall notify Optionee in writing or electronically that the Option shall be fully vested and exercisable for a period of time determined by the Board, and the Option shall terminate upon the expiration of such period. For the purposes of this Section 11(c), the Option shall be considered assumed if, following the merger or sale of assets, the Option confers the right to purchase or receive, for each Share of subject to the Option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Shares for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Board may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Share subject to the Option, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Shares in the merger or sale of assets.

12. Notices. Any notice to be given to the Company hereunder will be in writing and will be addressed to the Company at its then current principal executive office or to such other address as the Company may hereafter designate to Optionee by notice as provided in this Section. Any notice to be given to Optionee hereunder will be addressed to Optionee at the address set forth beneath his signature hereto, or at such other address as Optionee may hereafter designate to the Company by notice as provided herein. A notice will be deemed to have been duly given when personally delivered or mailed by registered or certified mail to the party entitled to receive it.

13. Compliance with Securities Law. The Option will be subject to the requirement that if, at any time, counsel to the Company will determine that the listing, registration or qualification of the Shares subject hereto upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or that the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with, the issuance or purchase of Shares hereunder, the Option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, disclosure or satisfaction of such other condition will have been effected or obtained on terms acceptable to the Board. Nothing herein will be deemed to require the Company to apply for, effect or obtain such listing, registration, qualification, or disclosure, or to satisfy such other condition.

14. Tax Withholding. Optionee agrees to make appropriate arrangements with the Company (or the Parent or Subsidiary employing or retaining Optionee) for the satisfaction of all Federal, state, local and foreign income, employment and other tax withholding requirements applicable to the Option exercise. Optionee acknowledges and agrees that the Company may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise. The Board, in its sole discretion and pursuant to such procedures as it may specify from time to time, may allow Optionee to satisfy such withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of the Option that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by Optionee to have Shares withheld for this purpose shall be made in such form and under such conditions as the Board may deem necessary or advisable.

15. Entire Agreement; Governing Law. This Agreement, along with Optionee’s offer letter entered into between Optionee and the Company and dated January 5, 2006 constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to Optionee’s interest except by means of a writing signed by the Company and Optionee. This Agreement is governed by the internal substantive laws, but not the choice of law rules, of California.

16. NO GUARANTEE OF CONTINUED SERVICE. OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED AN OPTION OR PURCHASING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUES ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE WITH OPTIONEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE OPTIONEE’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

By Optionee’s signature and the signature of the Company’s representative below, Optionee and the Company agree that the Option is granted under and governed by the terms and conditions of this Agreement. Optionee has reviewed this Agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions relating to this Agreement. Optionee further agrees to notify the Company upon any change in the address indicated below.

OPTIONEE	INTEGRATED SILICON SOLUTION, INC.

/s/ Scott D. Howarth	/s/ Jimmy S.M. Lee
Signature	By

Scott D. Howarth	Chairman, Chief Executive Officer and President
Print Name	Title

2231 Lawson Lane
Address

Santa Clara, CA 95054

EXHIBIT A

INTEGRATED SILICON SOLUTION, INC.

EXERCISE NOTICE

Integrated Silicon Solution, Inc.

2231 Lawson Lane

Santa Clara, CA 95054

Attention:

1. Exercise of Option. Effective as of today,             , 20    , the undersigned (“Optionee”) hereby elects to purchase                      shares (the “Shares”) of the Common Stock of Integrated Silicon Solution, Inc. (the “Company”) under and pursuant to the Stand-Alone Stock Option Agreement dated February 21, 2006 (the “Option Agreement”). The purchase price per Share will be $6.33, as required by the Option Agreement.

2. Delivery of Payment. Optionee herewith delivers to the Company the full purchase price for the Shares, and any and all tax withholding due in connection with the exercise of the Option.

3. Representations of Optionee. Optionee acknowledges that Optionee has received, read and understood the Option Agreement and agrees to abide by and be bound by its terms and conditions.

4. Rights as Stockholder. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the Shares, no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to the Option, notwithstanding the exercise of the Option. The Shares so acquired will be issued to Optionee as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance, except as provided in Section 11 of the Option Agreement.

5. Tax Consultation. Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee’s purchase or disposition of the Shares. Optionee represents that Optionee has consulted with any tax consultants Optionee deems advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Company for any tax advice.

6. Successors and Assigns. The Company may assign any of its rights under this Exercise Notice to single or multiple assignees, and this Exercise Notice will inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Exercise Notice will be binding upon Optionee and his or her heirs, executors, administrators, successors and assigns.

7. Interpretation. Any dispute regarding the interpretation of this Exercise Notice will be submitted by Optionee or by the Company forthwith to the Board which will review such dispute at its next regular meeting. The resolution of such a dispute by the Board will be final and binding on all parties.

8. Entire Agreement; Governing Law. The Option Agreement is incorporated herein by reference. This Exercise Notice, the Option Agreement and Optionee’s offer letter entered into between Optionee and the Company and dated January 5, 2006 constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to Optionee’s interest except by means of a writing signed by the Company and Optionee. This Exercise Notice is governed by the internal substantive laws, but not the choice of law rules, of California.

Submitted by:	Accepted by:

OPTIONEE	INTEGRATED SILICON SOLUTION, INC.

Signature

Print Name

2231 Lawson Lane
Address	Santa Clara, CA 95054

Date Received: